AVIS BUDGET GROUP, INC.
6 Sylvan Way
Parsippany, New Jersey 07054

March 28, 2016

Mr. Ronald L. Nelson
Executive Chairman
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, New Jersey 07054

Re.    Amendment to Employment Agreement.

Dear Ron:

Reference is made to your employment agreement with Avis Budget Group, Inc. (the “Company”) on April 17, 2014 (the “Agreement”) pursuant to which you may become entitled to severance benefits from the Company under certain circumstances. The Company now wishes to amend the Agreement to reduce certain of the severance benefits to which you may become entitled upon certain qualifying terminations of employment as specified in the Agreement. If the provisions of this amendment (as set forth below) are acceptable to you, please sign and date one copy of this amendment in the space provided at the end of this letter and return the same to Jean Sera, Senior Vice President and Corporate Secretary of Avis Budget Group, Inc., for the Company’s records.
AMENDMENT

(I)	Clause (ii) of Section VII(a) of the Agreement shall be amended by deleting the reference to “2.99” therein and replacing such reference with “2.00”; and

(II)
Clause (v) of Section VII(a) of the Agreement shall be amended to add the following: “provided, however, that, notwithstanding anything to the contrary in such award agreements, (1) any award that is scheduled to vest more than two years following the date of termination shall be forfeited, and (2) any outstanding unvested long-term equity awards (including, without limitation, restricted stock units) that are not forfeited pursuant to clause (1) above and that vest based on the achievement of specified objective performance goals, will not immediately vest in connection with such termination, but will remain outstanding and become vested or be forfeited at such time(s) as provided in accordance with the terms and conditions of the applicable award agreement based on actual achievement of the performance goals applicable for purposes of vesting such awards.

* * * * *

Except as specifically modified herein, the Agreement will remain in full force and effect in accordance with all of the terms and conditions thereof.
Very truly yours,

AVIS BUDGET GROUP, INC.

/s/ Edward P. Linnen
By:	Edward P. Linnen
Title:	Executive Vice President, Chief Human Resources Officer

AGREED AND ACCEPTED:

/s/ Ronald L. Nelson
Ronald L. Nelson

Date: March 28, 2016

Signature Page to Amendment to Employment Agreement